UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2016

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On March 18, 2016, Olin Corporation (Olin) approved a plan to permanently close Olin’s Henderson, Nevada chlor alkali facility and to reconfigure that site to manufacture bleach and distribute caustic soda and hydrochloric acid.

As the result of this production change, Olin will incur approximately $95 million of additional pretax restructuring charges in first quarter 2016. Olin currently estimates that these restructuring charges will consist of:

Description	Amount
Restructuring Costs Related to Henderson	(in millions)
Write-off of equipment and facilities	$75
Employee-related costs	6
Facility exit costs	2
Lease and other contract termination costs	12
Total	$95

Item 2.06.    Material Impairments.

As noted in Item 2.05 above, Olin intends to close its Henderson, Nevada chlor alkali manufacturing facility. On March 18, 2016, Olin concluded that it expects to recognize an impairment loss of approximately $75 million, related to this closure. Although Olin expects that property, plant and equipment will be impaired, it believes that all of the impairment charges will be non-cash charges.
Item 7.01.    Regulation FD Disclosure.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of Olin’s press release dated March 21, 2016 announcing that its first quarter 2016 results will contain approximately $95 million of pretax restructuring charges. These charges are associated with plans to reduce our chlor alkali manufacturing capacity by 153,000 tons. Approximately 80 percent of these restructuring charges represent non-cash asset impairment charges. The cash component of these charges includes employee related costs and contract terminations associated with the Henderson, Nevada facility.

Item 9.01.    Financial Statements and Exhibits.

(d) The following documents are filed with this Report:

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 21, 2016.

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the effect of the closing of the chlor alkali plant in Henderson, Nevada, the reconfiguration of that facility, and the reduction in capacity at the Niagara Falls, New York and Freeport, Texas facilities, and the expected amount of cash and non-cash costs and/or charges. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to, our ability to shut down the operations discussed in this filing in a timely and effective manner and to implement the reconfiguration; changes in our business requirements; and other risks described in our SEC filings.

Olin undertakes no obligation to revise or update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Date: March 21, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release dated March 21, 2016.